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                             SPECIALTY CATALOG CORP.
                    SUMMARY OF PROPOSED TERMS AND CONDITIONS
                   FOR EXISTING $13,000,000 CREDIT FACILITIES
                    CONFIDENTIAL - FOR SCC OFFICER EYES ONLY

                                 APRIL 30, 2001
THE PROPOSED TERMS AND CONDITIONS SUMMARIZED IN THIS TERM SHEET ARE PROVIDED FOR DISCUSSION PURPOSES ONLY AND DO NOT CONSTITUTE AN OFFER, AGREEMENT OR COMMITMENT TO LEND. THE ACTUAL TERMS AND CONDITIONS UPON WHICH FLEET NATIONAL BANK ("THE BANK") MIGHT EXTEND CREDIT TO THE BORROWER ARE SUBJECT TO SATISFACTORY COMPLETION OF DUE DILIGENCE, CREDIT APPROVAL, SATISFACTORY REVIEW AND EXECUTION OF DOCUMENTATION AND SUCH OTHER TERMS AND CONDITIONS AS MAY BE DETERMINED BY FLEET NATIONAL BANK AND ITS COUNSEL.

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
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BORROWER:                        Specialty Catalog Corp. and its Subsidiaries (the "Borrower")
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LENDER:                          Fleet National Bank  (the "Bank")
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                                                PROPOSED                            CURRENT AGREEMENT
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TOTAL FACILITY SIZE                             No Change                          $12,250,000 year 1
                                                                                     2x EBITDA up to
                                                                           a maximum of $13,000,000 in year 2
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TERM DEBT                                       No Change                              $8,100,000
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PERMITTED USE                                   No Change                  Working Capital, general corporate
                                                                                      purposes and
                                                                                 approved acquisitions.
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TERM DEBT AMORTIZATION                          No Change                         $450,000 per quarter
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QUARTERLY EXCESS                 On December 31, 2001, 25 % of OCF after    On December 31, 2001, 25 % of OCF
CASH FLOW RECAPTURE              debt service up to a maximum of $500,000   after debt service up to a maximum
                                      per year (excluding approved           of $500,000 per year (excluding
                                acquisitions). Pari passu between Senior         approved acquisitions).
                                          and Subordinated debt
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EXPIRY                                   Revolver - March 31, 2003                Revolver - December 31, 2002
                                         Term - December 31, 2005                   Term - December 31, 2005
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INTEREST RATES                                  No Change                             Pricing Grid
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COMMITMENT FEE                                  No Change                  .375% per annum, payable quarterly
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CLOSING FEE                               Three quarters of one percent                     None
                                        (0.75%) of maximum committed amount.
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COVENANT -                                      No Change                          Operating Cash Flow
DEBT SERVICE COVERAGE                                                       (EBITDA-unfinanced CAPEX-Net Cash
                                                                           Taxes) covers Debt Service (P&I) at
                                                                                          1.25x
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COVENANT -                                      No Change                  80% of quarterly budgeted EBITDA -
QUARTERLY EBITDA TEST                                                         if covenant missed in any one
                                                                           quarter the company can make up the
                                                                           difference in the following quarter
                                                                                     before default.
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COVENANT -                                     $4,500,000                              $4,500,000
MINIMUM ANNUAL EBITDA
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COVENANT -                               2.75x rolling 4Q year 1                 2.75x rolling 4Q year 1
SENIOR DEBT LEVEL                        2.50x rolling 4Q year 2                 2.50x rolling 4Q year 2
                                         2.00x rolling 4Q year 3
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Specialty Catalog Corp.                                                                           May 17, 2001
Summary of Terms and Conditions
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CAPEX LIMITATION                 Annual CAPEX $600,000                           Annual CAPEX $600,000
                                 If FY '01 EBITDA > $5.5 million Year 2      If FY '01 EBITDA > $5.5 million
                                 CAPEX $1,500, 000. No amendment fee         Year for 2 CAPEX $1,500, 000. No
                                      for waiver if requested                  amendment fee waiver if
                                       before commitment.                       requested before commitment.
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ACQUISITION                                     No Change                   Approval not required for related
                                                                           business (wig or direct marketing)
                                                                             if purchase price plus assumed
                                                                           non-trade debt less than $300,000,
                                                                             no amendment fee for waiver if
                                                                               requested before commitment
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DISPOSITION RECAPTURE                           No Change                    All proceeds unless used for a
                                                                                 permitted acquisition
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EARLY TERMINATION FEE                           No Change                 $50,000 yr. one and $25,000 yr. two.
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REPORTING REQUIREMENTS:          Periodic financial reporting, including, but not limited to, the following:
                                 certified annual audited consolidated financial statements for Borrower and
                                 Guarantor (within 120 days from year-end), management prepared quarterly consolidated financial statements (within 45 days from quarter-end), annual budgets (within 45 days after each fiscal year-end), and other information that may from time to time be requested by the Bank.
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OTHER TERMS AND CONDITIONS:      Usual and customary for facilities of this size and type, including, but not limited to, the following:
                                 |o|  Customary events of default, including without limitation, a cross default to other indebtedness, non-payment, breach of a covenant, breach of a representation, bankruptcy, un-stayed judgment, ERISA default and \
                                      a change in control default.
                                 |o|  All other debt to be subordinated to Fleet's with Subordination Agreement with terms and conditions acceptable to the Bank.
                                 |o|  Borrower's principal operating and investment accounts to be held at the
                                      Bank.
                                 |o|  Departure of Joe Grabowski is an event of default.
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CONDITIONS PRECEDENT:            The transaction  contemplated is hereby subject to those  conditions which are customary  to this type of  transaction  including,  but not  limited  to, the following:
                                 (i)      Negotiation,  execution and delivery of a Credit  Agreement and other
                                          loan  documents   satisfactory  to  the  Bank,  which  shall contain,
                                          without limitation,  representations and warranties (usual  and
                                          customary  for   transactions   of  this  type, including   without
                                          limitation,    corporate    existence,  corporate  and  government
                                          authorizations   and  consents, financial   information,   no  material
                                          adverse  change  in assets, business, financial condition or prospects, payment of taxes, compliance with laws and regulations,  no material
                                          litigation  or  contingent   liabilities  other  than  those disclosed,
                                          no  default,  etc.),   conditions,   covenants, reporting requirements,
                                          capital   adequacy   and   yield protection provisions, indemnities
                                          and events of default;

                                 (ii)     Completion of due diligence  which is satisfactory to the Bank in all respects including,  but not limited to, satisfactory review of legal documents and commercial finance examinations;

                                 (iii)    Minimum  availability  under  the  borrowing  base at  closing  in an amount to be determined.
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Confidential                                                                                        Page 2 of 3
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Specialty Catalog Corp.                                                                           May 17, 2001
Summary of Terms and Conditions
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EXPENSES:                        Borrower shall pay or reimburse the Bank promptly whether or not the transaction closes for all of the Bank's reasonable expenses incurred in connection with the negotiation, preparation, execution, interpretation and administration of the Credit Agreement and any other loan documents and any amendment, consent or waiver thereof including, without limitation, the fees and expenses of the Bank's counsel, appraisal and collateral examination fees, due diligence investigation expenses and any other reasonable out-of-pocket expenses. Borrower shall also pay or reimburse the Bank and all of the Lenders for all reasonable expenses incurred or expended in connection with the enforcement of the Credit Agreement and the other loan documents, the exercise of any remedies thereunder or with respect to any Collateral and in connection with any litigation in any way related to the credit facility contemplated hereby.
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GOVERNING LAW:                   Commonwealth of Massachusetts
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                                 AGREED AND ACCEPTED:

                                 SPECIALTY CATALOG CORP.

                                 BY: /s/ Thomas McCain
                                 DATE:  May 4, 2001
                                 TITLE: Senior Vice President
                                        and Chief Financial Officer
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Confidential                                                         Page 3 of 3
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